UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 13, 2011 (July 7, 2011)
______________________________

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-34709	05-0574281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13927 South Gessner Road, Missouri City, TX 77489 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (713) 972-9200
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2011, Mr. Jesse Perez, III (“Mr. Perez”), age 54, joined Global Geophysical Services, Inc. (“Company”) as its Chief Accounting Officer, bringing to the Company over 30 years of valuable experience in the geophysical industry. Mr. Perez started his career in 1980 with Western Geophysical (n/k/a WesternGeco, a business segment of Schlumberger), where he ultimately became SVP of Finance and Administration. Since leaving Western Geophysical in 1999 he has held CFO positions with Reservoir Technologies Inc., NuTech Energy Services, and since May 2004 he has held the office of CFO for Houston based Geotrace Technology, Inc.  Mr. Perez is currently serving on the Board of the SEG's SEAM Corporation.  He was a recipient of the Houston Business Journal's “Best CFO of the Year” award in 2008 and 2009.  Mr. Perez received a Bachelor of Science degree in Accounting from the University of Houston, and he is a CPA in the State of Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

July 13, 2011	By:	/s/ P. Mathew Verghese
P. Mathew Verghese
Senior Vice President and Chief Financial Officer